As filed with the Securities and Exchange Commission on May 13, 2011

Registration No. 333–173112

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

FORM S–4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ACCELLENT INC.

(Exact name of Registrant as specified in its charter)

SEE TABLE OF ADDITIONAL REGISTRANTS

Maryland	3841	84–1507827
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

100 Fordham Road

Wilmington, Massachusetts 01887

(978) 570–6900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ron Honig

Senior Vice President, General Counsel and Secretary

Accellent Inc.

100 Fordham Road

Wilmington, Massachusetts 01887

(978) 570–6900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Joseph H. Kaufman, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

(212) 455–2000

Approximate date of commencement of proposed exchange offer: As soon as practicable after this Registration Statement is declared effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post–effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee
10% Senior Subordinated Notes due 2017	$315,000,000	100%	$315,000,000	$36,571.50 (4)
Guarantees of 10% Senior Subordinated Notes due 2017 (2)	N/A	N/A	N/A	N/A (3)

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	See inside facing page for table of registrant guarantors.
(3)	Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees.
(4)	Previously paid.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document) (1)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Industrial Classification Code Number
Accellent LLC	Colorado	91–2054669	3841
American Technical Molding, Inc.	California	99–0266738	3841
Brimfield Acquisition, LLC	Delaware	51–0386457	3841
Brimfield Precision, LLC	Delaware	04–3457459	3841
CE Huntsville, LLC	Delaware	54–2181917	3841
G&D, LLC	Colorado	84–0718817	3841
Kelco Acquisition LLC	Delaware	52–2139676	3841
Machining Technology Group, LLC	Tennessee	62–1755768	3841
MedSource Technologies Holdings, LLC	Delaware	52–2094496	3841
MedSource Technologies, LLC	Delaware	41–1934170	3841
MedSource Technologies, Newton Inc.	Delaware	41–1990432	3841
MedSource Technologies Pittsburgh, Inc.	Delaware	04–3710128	3841
MedSource Trenton LLC	Delaware	32–0000036	3841
Micro–Guide, Inc.	California	95–1866997	3841
National Wire & Stamping, Inc.	Colorado	84–0485552	3841
Noble–Met LLC	Virginia	54–1480585	3841
Portlyn, LLC	Delaware	02–0506852	3841
Spectrum Manufacturing, Inc.	Nevada	36–2997517	3841
Thermat Acquisition, LLC	Delaware	52–2235950	3841
UTI Holdings, LLC	Delaware	23–1721795	3841
UTI Holding Company	Delaware	51–0407158	3841
Venusa, Ltd.	New York	13–3029017	3841

(1)	The address and telephone number of each registrant guarantor’s principal executive offices is 100 Fordham Road, Wilmington, Massachusetts 01887, (978) 570-6900.

EXPLANATORY NOTE

This Amendment No. 2 to the Registration Statement on Form S-4 (File No. 333-173112) of Accellent Inc. is filed solely for the purpose of refiling each of Exhibit 5.4 and Exhibit 5.5 to such Registration Statement and amending “Part II-Item 21. Exhibits and Financial Statement Schedules”.

II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

California Registrants

American Technical Molding, Inc. and Micro-Guide, Inc. are incorporated under the laws of California.

Section 317 of the California General Corporation Law sets forth the provisions pertaining to the indemnification of corporate “agents.” For purposes of this law, an agent is any person who is or was a director, officer, employee or other agent of a corporation, or is or was serving at the request of the corporation in such capacity with respect to any other corporation, partnership, join venture, trust or other enterprise. Indemnification for expenses, including amounts paid on settling or otherwise disposing of a threatened or pending action or defending against the same, can be made in certain circumstances by action of the company through:

(i) a majority vote of a quorum of the corporation’s Board of Directors consisting of directors who are not party to the proceedings;

(ii) approval of the shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon; or

(iii) such court in which the proceeding is or was pending upon application by designated parties.

Under certain circumstances, an agent can be indemnified, even when found liable. Indemnification is mandatory where the agent’s defense is successful on the merits. The law allows a corporation to make advances of expenses for certain actions upon the receipt of an undertaking that the agent will reimburse the corporation if the agent is found liable. The indemnification provided by Section 317 for acts while serving as a director or officer of the corporation, but not involving breach of duty to the corporation and its shareholders, shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw to the extent authorized by the corporation’s articles of the corporation.

The Restated Article of Incorporation of American Technical Molding, Inc. eliminates the liability of the directors of the corporation for monetary damages to the fullest extent permissible under California law. It also states that the corporation is authorized to provide indemnification of agents (as defined in Section 317) for breach of duty to the corporation and its shareholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317, subject to the limits on such excess indemnification set forth in Section 204 of the California General Corporation Law. Section 204 provides, among others, that such a provision may not eliminate or limit the liability of directors (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director’s duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of serious injury to the corporation or its shareholders, and (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its shareholders.

The bylaws of Micro-Guide, Inc. provide, in relevant part, that the corporation has the authority, to the maximum extent permitted by the California General Corporation Law, to indemnify each of its agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was an agent of the corporation. The corporation also has the authority, to the maximum extent permitted by the California General Corporation Law, to advance expenses incurred by any agent of the corporation in defending any proceeding. The corporation has the power to enter into binding agreements with its agents to provide such indemnification as described. However, the bylaws also provide that nothing in it shall be construed either to allow indemnification of any agent for any acts or omissions or transactions from which such agent may not be indemnified under applicable California law or to deny indemnification when applicable California law requires indemnification.

Colorado Registrants

National Wire & Stamping, Inc. is incorporated under the laws of Colorado.

Sections 7-109-102 through 7-109-110 of the Colorado Business Corporation Act (the “Act”) grant the registrants’ broad powers to indemnify any person in connection with legal proceedings brought against him by reason of his present or past status as an officer or director of the registrant, provided with respect to conduct in an official capacity with the registrant, the person acted in good faith and in a manner he reasonably believed to be in the best interests of the registrant, with respect to all other conduct, the person believed the conduct to be at least not opposed to the best interests of the registrant, and with respect to any criminal action or proceeding, the person had no reasonable cause to believe his conduct was unlawful.

Indemnification is limited to reasonable expenses incurred in connection with the proceeding. No indemnification may be made (i) in connection with a proceeding by or in the right of the registrant in which the person was adjudged liable to the registrant; or (ii) in connection with any other proceedings charging that the person derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the person was judged liable on the basis that he derived an improper personal benefit, unless and only to the extent the court in which such action was brought or another court of competent jurisdiction determines upon application that, despite such adjudication, but in view of all relevant circumstances, the person is fairly and reasonably entitled to indemnity for reasonable expenses as the court deems proper. In addition, to the extent that any such person is successful in the defense of any such legal proceeding, the registrant is required by the Act to indemnify him against reasonable expenses.

Delaware Registrants

MedSource Technologies, Newton Inc., MedSource Technologies Pittsburgh, Inc. and UTI Holding Company are incorporated under the laws of Delaware.

Section 145 of the Delaware General Corporation Law (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the directors’ duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

The Certificate of Incorporation of MedSource Technologies Pittsburgh, Inc. and of MedSource Technologies, Newton Inc. each indemnifies, to the fullest extent permitted by Section 145, as amended and supplemented from time to time, any and all persons whom each corporation shall have power to indemnify under Section 145 from and against any and all expenses, liabilities or other matters referred to in or covered by the section, and the indemnification provided for continues as to a person who has ceased to be director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such person. The

Certificate of Incorporation of UTI Holding Company states that no director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director pursuant to Section 102(b)(7) with the exceptions as set forth above. The bylaws of UTI Holding Company further states that each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether by or in the right of the corporation or otherwise (a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan, shall be indemnified and held harmless by the corporation to the fullest extent authorized by, and subject to the conditions and procedures set forth in the Delaware General Corporation Law, as the same exists or may hereafter be amended, against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board of Directors of the corporation. Persons who are not directors or officers of the corporation and are not so serving at the request of the corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors of the corporation. Such indemnification also extends to the right to the payment of the expenses (including attorneys’ fees) incurred in the defense of or other involvement in any such proceeding in advance of its final disposition with certain exceptions and undertaking requirements.

Brimfield Acquisition, LLC, Brimfield Precision, LLC, CE Huntsville, LLC, Kelco Acquisition LLC, MedSource Technologies Holdings, LLC, MedSource Technologies, LLC, MedSource Trenton LLC, Portlyn, LLC, Thermat Acquisition, LLC and UTI Holdings, LLC are registered under the laws of Delaware.

Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager of the limited liability company from and against any and all claims and demands whatsoever.

Maryland Registrant

Accellent Inc. is incorporated under the laws of Maryland.

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from:

(i) actual receipt of an improper benefit or profit in money, property or services; or

(ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action.

Article Tenth of the Third Articles of Amendment and Restatement, as amended, of Accellent Inc. provides that the liability of any director or officer of the registrant to the registrant or its stockholders for money damages shall be limited to the sum of ten dollars, provided nothing in Article Tenth shall limit the liability of a director or officer (i) to the extent that it is proved that such person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money property or services actually received, or (ii) to the extent that a judgment or other final adjudication, adverse to such person is entered in a proceeding based on a finding in the proceeding that such person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

Article VI of the bylaws of Accellent Inc. provides that the registrant shall indemnify, to the fullest extent permitted by the laws of the State of Maryland, any present or former director or officer of the registrant, or any person who serves or served another corporation, partnership, joint venture, trust or other enterprise in one of such capacities at the request of the registrant, who, by reason of such position, was, is, or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in such capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or are threatened to be made, a party by reason of their service in those or other capacities unless it is established that:

(i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty; or

(ii) the director or officer actually received an improper personal benefit in money, property or services; or

(iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

(i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

(ii) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

The registrant maintains directors’ and officers’ liability insurance which insures against liabilities that directors or officers of the registrant may incur in such capacities.

Nevada Registrant

Spectrum Manufacturing, Inc. is incorporated under the laws of Nevada.

Chapter 78 of the Nevada Revised Statutes (“NRS”) allows directors and officers to be indemnified against liabilities they may incur while serving in such capacities. Under the applicable statutory provisions, the registrant may indemnify its directors or officers who were or are a party or are threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that they are or were directors or officers of the corporation, or are or were serving at the request of the corporation as directors or officers of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by them in connection with the action, suit, or proceeding, unless it is ultimately determined by a court of competent jurisdiction that they breached their fiduciary duties by intentional misconduct, fraud, or a knowing violation of law or did not act in good faith and in a manner which they reasonably believed to be in or not opposed to the best interests of the registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In addition, the applicable statutory provisions mandate that the registrant indemnify its directors and officers who have been successful on the merits or otherwise in defense of any action, suit, or proceeding against expenses, including attorneys’ fees, actually and reasonably incurred by them in connection with the defense. The registrant will advance expenses incurred by directors or officers in defending any such action, suit, or proceeding upon receipt of written confirmation from such officers or directors that they have met certain standards of conduct and an undertaking by or on behalf of such officers or directors to repay such advances if it is ultimately determined that they are not entitled to indemnification by the registrant.

The Article of Incorporation of the registrant provides that the corporation shall, to the fullest extent permitted by the General Corporation Law of Nevada, indemnify any and all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Law, and that such indemnification provided shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity which holding such office, and shall continue as to a person who has ceased to be a director, office, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

New York Registrant

Venusa, Ltd. is incorporated under the laws of New York.

Sections 202(a)(10) and 722 of the New York Business Corporations Law permits a corporation to indemnify any person made, or threatened to be made, a party to an action or proceeding ( other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation serves or served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or serves or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

Certificate of Incorporation of Venusa, Ltd. also provides for indemnification to the full extent permitted by Section 721 et.seq. and Section 202(a)(10) of the New York Business Corporations Law, as amended from time to time.

Tennessee Registrant

Machining Technology Group, LLC is registered under the laws of Tennessee.

Section 48-249-115 of the Tennessee Revised Limited Liability Company Act provides that an LLC may indemnify any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director of a director-managed LLC, a manager of a manager-managed LLC, a member of a member-managed LLC or an individual who, while a director of a director-managed LLC, a manager of a manager-managed LLC, or a member of a member-managed LLC, is or was serving at the LLC’s request as a director, manager, officer, partner, trustee, employee or agent of another LLC, corporation, partnership, joint venture, trust or other enterprise or employee benefit plan (a “Responsible Person”). Indemnification is authorized upon a determination that the person to be indemnified has met the requisite standard of conduct. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the Responsible Person did not meet the standard of conduct required. An LLC may not indemnify a Responsible Person: (i) in connection with a proceeding by or in the right of the LLC in which the Responsible Person was adjudged liable to the LLC; or (ii) in connection with any other proceeding charging improper personal benefit to such Responsible Person, whether or not involving action in such person’s official capacity, in which such person was adjudged liable on the basis that personal benefit was improperly received by such person. A person who has been successful on the merits or otherwise in the defense of any suit or matter covered by the indemnification statute shall be indemnified against expenses (including attorneys’ fees) reasonably incurred by him in connection therewith. Expenses incurred in defense may be paid in advance upon receipt by the LLC of a written affirmation by the Responsible Person of his good faith belief that he has met the requisite standard of conduct, a written undertaking by or on behalf of such person to repay such advance if it is ultimately determined that he did not meet the standard of conduct, and a determination that the facts then known to those making the determination would not preclude indemnification under the statute. A court of competent jurisdiction, unless the LLC’s governing documents provide otherwise, upon application by the Responsible Person, may order that such person be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such person is fairly and reasonably entitled to indemnification, whether or not such person met the requisite standard of conduct, was adjudged liable in a proceeding by or in the right of the LLC, or was adjudged liable on the basis that personal benefit was improperly received by him. A determination that a Responsible Person is entitled to indemnification by the LLC shall be made by the board of directors in the case of a director-managed LLC, by the managers of a manager-managed LLC, or by the members of a member-managed LLC by a majority vote of a quorum consisting of directors, managers or members who were not parties to such action, suit or proceeding; or if such a quorum cannot be obtained, by a majority vote of a committee designated by the board of directors in the case of a director-managed LLC, by the managers of a manager-managed LLC, or by the members of a member-managed LLC, consisting solely of two or more directors, managers or members, as applicable, who are not parties to the action; or by special legal counsel selected by the board of directors of a director-managed LLC, by the managers of a manager-managed LLC, or by the members of a member-managed LLC; or by a majority vote of the members of a director-managed LLC or a manager-managed LLC who are not parties to such action, suit or proceeding. Such indemnification and advancement of expenses provisions are not exclusive of any other right that a Responsible Person may have; provided that no indemnification may be made to or on behalf of any Responsible Person if a judgment or other final adjudication adverse to the Responsible Person establishes such person’s liability: (i) for any breach of the duty of loyalty to the LLC or its members; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; or (iii) for unlawful distributions under Section 48-249-307 of the Tennessee Revised Limited Liability Company Act. The LLC may indemnify and advance expenses to an officer, employee, independent contractor or agent of the LLC to the same extent as a Responsible Person. The LLC may purchase insurance on behalf of any person entitled to indemnification by the LLC against any liability incurred in an official capacity regardless of whether the person could be indemnified under the statute.

The operating agreement of Machining Technology Group, LLC provides that the company shall indemnify and hold harmless, to the full extent permitted by the Tennessee Revised Limited Liability Company Act, its member and any partner, shareholder, director, officer, manager, agent, affiliate and professional or other advisor of the member (collectively, the “Indemnified Persons”), from and against any and all loss, damage, expense (including without limitation fees and expenses of attorneys and other advisors and any court costs incurred by any Indemnified Person) or liability by reason of anything any Indemnified Person does or refrains from doing for, or in connection with the business or affairs of, the company (including any loss, damage, expense or liability caused by or attributable to the ordinary or simple negligence, as opposed to gross negligence, of the Indemnified Person), except to the extent that the loss, damage, expense or liability results primarily from the Indemnified Person’s gross negligence or willful breach of a material provision of the operating agreement which in either event causes actual, material damage to the company.

Virginia Registrant

Noble-Met LLC is registered under the laws of Virginia.

Section 13.1-1009(16) of the Virginia Limited Liability Company Act permits a limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, and to pay for or reimburse any member or manager or other person for reasonable expenses incurred by such a person who is a party to a proceeding in advance of final disposition of the proceeding.

The limited liability company agreement of Noble-Met LLC indemnifies and holds harmless the member, the manager, and any officers, employees and agents of the company or the member (individually, in each case, an “Indemnitee”), to the fullest extent permitted by law, from and against any and all losses, claims, demands, costs, damages, liabilities (joint or several), expenses of any nature (including attorney’s fees and disbursements), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits, or proceedings, whether civil or criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved as a party or otherwise, arising out of or incidental to the business or activities of or relating to the company, regardless of whether the Indemnitee continues to be the member, the manager, or officer, employee, agent, at the time any such liability or expense is paid or incurred; provided, however, that the provision does not eliminate or limit the liability of an Indemnitee for any breach of the Indemnitee’s duty of loyalty to the company or the member, or for acts or omissions which involve intentional misconduct, gross negligence, or a knowing violation of law.

Item 21.	Exhibits and Financial Statement Schedules.

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

3.1	Third Articles of Amendment and Restatement of Accellent Inc., as amended (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to Accellent Inc.’s Registration Statement on Form S-4, filed on January 26, 2006 (file number 333-130470)).

3.2	Amended and Restated Bylaws of Accellent Inc. (incorporated by reference to Exhibit 3.2 to Accellent Inc.’s Registration Statement on Form S-4, filed on December 19, 2005 (file number 333-130470))

3.3	Combined Statement of Conversion and Articles of Organization of Accellent LLC (incorporated by reference to Exhibit 3.3 to Accellent Inc.’s Registration Statement on Form S-4, filed on June 28, 2010 (file number 333-167825))

3.4	Amended and Restated Operating Agreement of Accellent LLC (incorporated by reference to Exhibit 3.4 to Accellent Inc.’s Registration Statement on Form S-4, filed on June 28, 2010 (file number 333-167825))

3.5	Restated Articles of Incorporation of American Technical Molding, Inc. (incorporated by reference to Exhibit 3.11 to Accellent Corp.’s Registration Statement on Form S-4, filed on August 30, 2004 (file number 333-118675))

3.6	Restated Bylaws of American Technical Molding, Inc. (incorporated by reference to Exhibit 3.12 to Accellent Corp.’s Registration Statement on Form S-4, filed on August 30, 2004 (file number 333-118675))

3.7	Certificate of Formation of Brimfield Acquisition, LLC (incorporated by reference to Exhibit 3.7 to Accellent Inc.’s Registration Statement on Form S-4, filed on June 28, 2010 (file number 333-167825))

3.8	Limited Liability Company Agreement of Brimfield Acquisition, LLC (incorporated by reference to Exhibit 3.8 to Accellent Inc.’s Registration Statement on Form S-4, filed on June 28, 2010 (file number 333-167825))

3.9	Certificate of Formation of Brimfield Precision, LLC, as amended (incorporated by reference to Exhibit 3.23 to Accellent Corp.’s Registration Statement on Form S-4, filed on August 30, 2004 (file number 333-118675))

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

3.10	Limited Liability Company Agreement of Brimfield Precision, LLC (incorporated by reference to Exhibit 3.24 to Accellent Corp.’s Registration Statement on Form S-4, filed on August 30, 2004 (file number 333-118675))

3.11	Certificate of Formation of CE Huntsville, LLC (incorporated by reference to Exhibit 3.11 to Accellent Inc.’s Registration Statement on Form S-4, filed on June 28, 2010 (file number 333-167825))

3.12	Limited Liability Company Agreement of CE Huntsville, LLC (incorporated by reference to Exhibit 3.12 to Accellent Inc.’s Registration Statement on Form S-4, filed on June 28, 2010 (file number 333-167825))

3.13	Combined Statement of Conversion and Articles of Organization of G&D, LLC (incorporated by reference to Exhibit 3.13 to Accellent Inc.’s Registration Statement on Form S-4, filed on June 28, 2010 (file number 333-167825))

3.14	Operating Agreement of G&D, LLC (incorporated by reference to Exhibit 3.14 to Accellent Inc.’s Registration Statement on Form S-4, filed on June 28, 2010 (file number 333-167825))

3.15	Certificate of Formation of Kelco Acquisition LLC (incorporated by reference to Exhibit 3.25 to Accellent Corp.’s Registration Statement on Form S-4, filed on August 30, 2004 (file number 333-118675))

3.16	Amended and Restated Limited Liability Company Agreement of Kelco Acquisition LLC (incorporated by reference to Exhibit 3.26 to Accellent Corp.’s Registration Statement on Form S-4, filed on August 30, 2004 (file number 333-118675))

3.17	Articles of Organization of Machining Technology Group, LLC, as amended (incorporated by reference to Exhibit 3.17 to Accellent Inc.’s Registration Statement on Form S-4, filed on June 28, 2010 (file number 333-167825))

3.18	Operating Agreement of Machining Technology Group, LLC (incorporated by reference to Exhibit 3.18 to Accellent Inc.’s Registration Statement on Form S-4, filed on June 28, 2010 (file number 333-167825))

3.19	Certificate of Formation of MedSource Technologies Holdings, LLC (incorporated by reference to Exhibit 3.19 to Accellent Inc.’s Registration Statement on Form S-4, filed on June 28, 2010 (file number 333-167825))

3.20	Limited Liability Company Agreement of MedSource Technologies Holdings, LLC (incorporated by reference to Exhibit 3.20 to Accellent Inc.’s Registration Statement on Form S-4, filed on June 28, 2010 (file number 333-167825))

3.21	Certificate of Formation of MedSource Technologies, LLC (incorporated by reference to Exhibit 3.19 to Accellent Corp.’s Registration Statement on Form S-4, filed on August 30, 2004 (file number 333-118675))

3.22	Limited Liability Company Agreement of MedSource Technologies, LLC (incorporated by reference to Exhibit 3.20 to Accellent Corp.’s Registration Statement on Form S-4, filed on August 30, 2004 (file number 333-118675))

3.23	Certificate of Incorporation of MedSource Technologies Pittsburgh, Inc., as amended (incorporated by reference to Exhibit 3.39 to Accellent Corp.’s Registration Statement on Form S-4, filed on August 30, 2004 (file number 333-118675))

3.24	Bylaws of MedSource Technologies Pittsburgh, Inc. (incorporated by reference to Exhibit 3.40 to Accellent Corp.’s Registration Statement on Form S-4, filed on August 30, 2004 (file number 333-118675))

3.25	Certificate of Incorporation of MedSource Technologies, Newton Inc., as amended (incorporated by reference to Exhibit 3.37 to Accellent Corp.’s Registration Statement on Form S-4, filed on August 30, 2004 (file number 333-118675))

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

3.26	Bylaws of MedSource Technologies, Newton Inc., as amended (incorporated by reference to Exhibit 3.38 to Accellent Corp.’s Registration Statement on Form S-4, filed on August 30, 2004 (file number 333-118675))

3.27	Certificate of Formation of MedSource Trenton LLC (incorporated by reference to Exhibit 3.27 to Accellent Inc.’s Registration Statement on Form S-4, filed on June 28, 2010 (file number 333-167825))

3.28	Limited Liability Company Agreement of MedSource Trenton LLC (incorporated by reference to Exhibit 3.28 to Accellent Inc.’s Registration Statement on Form S-4, filed on June 28, 2010 (file number 333-167825))

3.29	Articles of Incorporation of Micro-Guide, Inc., as amended (incorporated by reference to Exhibit 3.15 to Accellent Corp.’s Registration Statement on Form S-4, filed on August 30, 2004 (file number 333-118675))

3.30	Amended and Restated Bylaws of Micro-Guide, Inc. (incorporated by reference to Exhibit 3.16 to Accellent Corp.’s Registration Statement on Form S-4, filed on August 30, 2004 (file number 333-118675))

3.31	Articles of Incorporation of National Wire & Stamping, Inc., as amended (incorporated by reference to Exhibit 3.43 to Amendment No. 1 to Accellent Corp.’s Registration Statement on Form S-4, filed on October 26, 2004 (file number 333-118675))

3.32	Bylaws of National Wire & Stamping, Inc. (incorporated by reference to Exhibit 3.44 to Accellent Corp.’s Registration Statement on Form S-4, filed on August 30, 2004 (file number 333-118675))

3.33	Articles of Organization of Noble-Met LLC (incorporated by reference to Exhibit 3.33 to Accellent Inc.’s Registration Statement on Form S-4, filed on June 28, 2010 (file number 333-167825))

3.34	Limited Liability Company Agreement of Noble-Met LLC (incorporated by reference to Exhibit 3.34 to Accellent Inc.’s Registration Statement on Form S-4, filed on June 28, 2010 (file number 333-167825))

3.35	Certificate of Formation of Portlyn, LLC, as amended (incorporated by reference to Exhibit 3.29 to Accellent Corp.’s Registration Statement on Form S-4, filed on August 30, 2004 (file number 333-118675))

3.36	Limited Liability Company Agreement of Portlyn, LLC (incorporated by reference to Exhibit 3.30 to Accellent Corp.’s Registration Statement on Form S-4, filed on August 30, 2004 (file number 333-118675))

3.37	Articles of Incorporation of Spectrum Manufacturing, Inc. (incorporated by reference to Exhibit 3.9 to Accellent Corp.’s Registration Statement on Form S-4, filed on August 30, 2004 (file number 333-118675))

3.38	Bylaws of Spectrum Manufacturing, Inc. (incorporated by reference to Exhibit 3.10 to Accellent Corp.’s Registration Statement on Form S-4, filed on August 30, 2004 (file number 333-118675))

3.39	Certificate of Formation of Thermat Acquisition, LLC (incorporated by reference to Exhibit 3.39 to Accellent Inc.’s Registration Statement on Form S-4, filed on June 28, 2010 (file number 333-167825))

3.40	Limited Liability Company Agreement of Thermat Acquisition, LLC (incorporated by reference to Exhibit 3.40 to Accellent Inc.’s Registration Statement on Form S-4, filed on June 28, 2010 (file number 333-167825))

3.41	Certificate of Incorporation of UTI Holding Company (incorporated by reference to Exhibit 3.13 to Accellent Corp.’s Registration Statement on Form S-4, filed on August 30, 2004 (file number 333-118675))

3.42	Bylaws of UTI Holding Company (incorporated by reference to Exhibit 3.14 to Accellent Corp.’s Registration Statement on Form S-4, filed on August 30, 2004 (file number 333-118675))

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

3.43	Certificate of Formation of UTI Holdings, LLC (incorporated by reference to Exhibit 3.43 to Accellent Inc.’s Registration Statement on Form S-4, filed on June 28, 2010 (file number 333-167825))

3.44	Limited Liability Company Agreement of UTI Holdings, LLC (incorporated by reference to Exhibit 3.44 to Accellent Inc.’s Registration Statement on Form S-4, filed on June 28, 2010 (file number 333-167825))

3.45	Certificate of Formation of Venusa, Ltd. (incorporated by reference to Exhibit 3.17 to Accellent Corp.’s Registration Statement on Form S-4, filed on August 30, 2004 (file number 333-118675))

3.46	By-Laws of Venusa, Ltd. (incorporated by reference to Exhibit 3.18 to Accellent Corp.’s Registration Statement on Form S-4, filed on August 30, 2004 (file number 333-118675))

4.1	Indenture with respect to 8 3/8% Senior Secured Notes due 2017, dated as of January 29, 2010, among Accellent Inc., the subsidiary guarantors party thereto and The Bank of New York Mellon, as trustee and collateral agent (incorporated by reference to Exhibit 4.1 to Accellent Inc.’s Current Report on Form 8-K, filed on February 3, 2010 (file number 333-130470)).

4.2	Exchange and Registration Rights Agreement with respect to 8 3/8% Senior Secured Notes due 2017, dated as of January 29, 2010, among Accellent Inc., the guarantors party thereto and Credit Suisse Securities (USA) LLC, as representative of the several initial purchasers (incorporated by reference to Exhibit 4.2 to Accellent Inc.’s Current Report on Form 8-K, filed on February 3, 2010 (file number 333-130470)).

4.3	Pledge Agreement, dated as of January 29, 2010 with respect to 8 3/8% Senior Secured Notes due 2017, among Accellent Inc., the subsidiaries named therein, and the Bank of New York Mellon, as notes collateral agent. (incorporated by reference to Exhibit 4.5 to Accellent Inc.’s Annual Report on Form 10-K, filed on March 31, 2010 (file number 333-130470)).

4.4	Security Agreement, dated as of January 29, 2010 with respect to 8 3/8% Senior Secured Notes due 2017, among Accellent Inc., the subsidiaries named therein, and the Bank of New York, as notes collateral agent. (incorporated by reference to Exhibit 4.6 to Accellent Inc.’s Annual Report on Form 10-K, filed on March 31, 2010 (file number 333-130470)).

4.5	Form of 8 3/8% Senior Secured Notes due 2017 (included in Exhibit 4.1)

4.6	Indenture with respect to 10% Senior Subordinated Notes due 2017, dated as of October 28, 2010, among Accellent Inc., the subsidiary guarantors party thereto and The Bank of New York Mellon, as trustee and collateral agent (incorporated by reference to Exhibit 4.1 to Accellent Inc.’s Current Report on Form 8-K, filed on November 2, 2010 (file number 333-130470)).

4.7	Exchange and Registration Rights Agreement with respect to 10% Senior Subordinated Notes due 2017, dated as of October 28, 2010, among Accellent Inc., the guarantors party thereto and Goldman, Sachs & Co., as representative of the several initial purchasers (incorporated by reference to Exhibit 4.2 to Accellent Inc.’s Current Report on Form 8-K, filed on November 2, 2010 (file number 333-130470)).

4.8	Form of 10% Senior Subordinated Notes due 2017 (included in Exhibit 4.6).

5.1***	Opinion of Simpson Thacher & Bartlett LLP

5.2***	Opinion of Bass, Berry & Sims PLC

5.3***	Opinion of Hogan Lovells US LLP

5.4*	Opinion of Snell & Wilmer L.L.P.

5.5*	Opinion of Venable LLP

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

10.1**	2005 Equity Plan for Key Employees of Accellent Holdings Corp. and Its Subsidiaries and Affiliates (incorporated by reference to Exhibit 10.5 to Accellent Inc.’s Registration Statement on Form S-4, filed on December 19, 2005 (file number 333-130470)).

10.2	Management Services Agreement, dated November 22, 2005, between Accellent Inc. and Kohlberg Kravis Roberts & Co. L.P. (incorporated by reference to Exhibit 10.6 to Accellent Inc.’s Registration Statement on Form S-4, filed on December 19, 2005 (file number 333-130470)).

10.3**	Form of Rollover Agreement, dated November 22, 2005, between Accellent Holdings Corp. and certain members of management (incorporated by reference to Exhibit 10.7 to Accellent Inc.’s Registration Statement on Form S-4, filed on December 19, 2005 (file number 333-130470)).

10.4**	Form of Management Stockholder’s Agreement, dated November 22, 2005, between Accellent Holdings Corp. and certain members of management (incorporated by reference to Exhibit 10.8 to Accellent Inc.’s Registration Statement on Form S-4, filed on December 19, 2005 (file number 333-130470)).

10.5**	Form of Sale Participation Agreement, dated November 22, 2005, between Accellent Holdings LLC and certain members of management (incorporated by reference to Exhibit 10.9 to Accellent Inc.’s Registration Statement on Form S-4, filed on December 19, 2005 (file number 333-130470)).

10.6	Registration Rights Agreement, dated November 22, 2005, between Accellent Holdings Corp. and Accellent Holdings LLC (incorporated by reference to Exhibit 10.10 to Accellent Inc.’s Registration Statement on Form S-4, filed on December 19, 2005 (file number 333-130470)).

10.7	Stock Subscription Agreement, dated November 16, 2005, between Bain Capital Integral Investors LLC and Accellent Holdings Corp. (incorporated by reference to Exhibit 10.11 to Accellent Inc.’s Registration Statement on Form S-4, filed on December 19, 2005 (file number 333-130470)).

10.8	Stockholders’ Agreement, dated as of November 16, 2005 by and among Accellent Holdings Corp., Bain Capital Integral Investors, LLC, BCIP TCV, LLC and Accellent Holdings LLC (incorporated by reference to Exhibit 10.12 to Accellent Inc.’s Registration Statement on Form S-4, filed on December 19, 2005 (file number 333-130470)).

10.9**	Accellent Inc. Supplemental Executive Retirement Pension Program (incorporated by reference to Exhibit 10.11 to Accellent Inc.’s Registration Statement on Form S-1, filed on February 14, 2001).

10.10**	Form of Stock Option Agreement, dated November 22, 2005, between Accellent Holdings Corp. and certain members of management (incorporated by reference to Exhibit 10.25 to Amendment No. 1 to Accellent Inc.’s Registration Statement on Form S-4, filed on January 26, 2006 (file number 333-130470)).

10.11**	Accellent Holdings Corp. Directors’ Deferred Compensation Plan (incorporated by reference to Exhibit 10.26 to Amendment No. 1 to Accellent Inc.’s Registration Statement on Form S-4, filed on January 26, 2006 (file number 333-130470)).

10.12**	Employment Agreement, dated December 1, 2005, between Accellent Corp. and Jeffrey M. Farina (incorporated by reference to Exhibit 10.29 to Accellent Inc.’s Annual Report on Form 10-K, filed on March 13, 2007 (file number 333-130470))

10.13**	Employment Agreement, dated September 4, 2007, between Accellent Inc. and Jeremy Friedman (incorporated by reference to Exhibit 99.2 to Accellent Inc.’s Current Report on Form 8-K, filed on September 6, 2007 (file number 333-130470)).

10.14**	First Amendment to the Employment Agreement, dated March 31, 2008, between Accellent Inc. and Jeremy Friedman (incorporated by reference to Exhibit 10. 26 to Accellent Inc.’s Annual Report on Form 10-K, filed on March 31, 2008 (file number 333-130470)).

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

10.15	Employment Agreement, dated January 15, 2010, between Accellent Inc. and Dean D. Schauer (incorporated by reference to Exhibit 10.23 to Accellent Inc.’s Annual Report on Form 10-K, filed on March 31, 2010 (file number 333-130470)).

10.16	Employment Agreement, dated April 23, 2010, between Accellent Inc. and Donald J. Spence (incorporated by reference to Exhibit 99.2 to Accellent Inc.’s Current Report on Form 8-K, filed on April 26, 2010 (filed number 333-130470)).

10.17	Credit Agreement, dated as of January 29, 2010, among Accellent Inc., as Borrower, the Several Lenders from time to time parties thereto, Wells Fargo Capital Finance, LLC, as Administrative Agent and Collateral Agent and Wells Fargo Capital Finance, LLC, as Lead Arranger and Bookrunner (incorporated by reference to Exhibit 10.1 to Accellent Inc.’s Current Report on Form 8-K, filed on February 3, 2010 (file number 333-130470)).

10.18	Guarantee, dated as of January 29, 2010, among the subsidiaries named therein and Wells Fargo Capital Finance, LLC, as collateral agent (incorporated by reference to Exhibit 10.25 to Accellent Inc.’s Annual Report on Form 10-K, filed on March 31, 2010 (file number 333-130470)).

10.19	Pledge Agreement, dated as of January 29, 2010, among Accellent Inc., the subsidiaries named therein, and Wells Fargo Capital Finance, LLC, as collateral agent (incorporated by reference to Exhibit 10.26 to Accellent Inc.’s Annual Report on Form 10-K, filed on March 31, 2010 (file number 333-130470)).

10.20	Security Agreement, dated as of January 29, 2010, among Accellent Inc., the subsidiaries named therein, and Wells Fargo Capital Finance, LLC, as collateral agent (incorporated by reference to Exhibit 10.27 to Accellent Inc.’s Annual Report on Form 10-K, filed on March 31, 2010 (file number 333-130470)).

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.1 to Accellent Inc.’s Annual Report on Form 10-K, filed on March 25, 2011 (file number 333-130470)).

21.1	Subsidiaries of Accellent Inc. (incorporated by reference to Exhibit 21.1 to Accellent Inc.’s Annual Report on Form 10-K, filed on March 31, 2010 (file number 333-130470)).

23.1***	Consent of Simpson Thacher & Bartlett LLP (included as part of its opinion filed as Exhibit 5.1 hereto)

23.2***	Consent of Bass, Berry & Sims PLC (included as part of its opinion filed as Exhibit 5.2 hereto)

23.3***	Consent of Hogan Lovells US LLP (included as part of its opinion filed as Exhibit 5.3 hereto)

23.4*	Consent of Snell & Wilmer L.L.P. (included as part of its opinion filed as Exhibit 5.4 hereto)

23.5*	Consent of Venable LLP (included as part of its opinion filed as Exhibit 5.5 hereto)

23.6***	Consent of Deloitte & Touche LLP

24.1***	Power of Attorney (included in signature pages of this registration statement).

25.1***	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Indenture, dated October 28, 2010, among Accellent Inc., the subsidiary guarantors party thereto and The Bank of New York Mellon, as trustee.

99.1***	Form of Letter of Transmittal

99.2***	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

99.3***	Form of Letter to Clients

99.4***	Form of Notice of Guaranteed Delivery

*	Filed herewith.
**	Management contract or compensatory plan or arrangement required to be filed (and/or incorporated by reference) as an exhibit to this prospectus.
***	Previously filed.

Item 22.	Undertakings.

(a)	Each of the undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5)	that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	Each of the undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d)	Each of the undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Massachusetts, on this 13th day of May, 2011.

ACCELLENT INC.

/S/ CRAIG CAMPBELL
Name:	Craig Campbell
Title:	Vice President, Chief Accounting Officer & Corporate Controller

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Donald J. Spence	President and Chief Executive Officer, Director (Principal Executive Officer)	May 13, 2011

* Jeremy A. Friedman	Chief Financial Officer and Executive Vice President (Principal Financial and Accounting Officer)	May 13, 2011

* Kenneth W. Freeman	Chairman of the Board of Directors and Director	May 13, 2011

* James C. Momtazee	Director	May 13, 2011

* Chris Gordon	Director	May 13, 2011

*By:	/S/ CRAIG CAMPBELL
Name:	Craig Campbell
Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Massachusetts, on this 13th day of May, 2011.

ACCELLENT LLC

By:	Accellent Inc., its Sole Member

/S/ CRAIG CAMPBELL
Name:	Craig Campbell
Title:	Vice President, Chief Accounting Officer & Corporate Controller of Accellent Inc.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Donald J. Spence	President (Principal Executive Officer)	May 13, 2011

* Jeremy A. Friedman	Vice President and Treasurer (Principal Financial Officer)	May 13, 2011

* Craig Campbell	Vice President and Assistant Treasurer (Principal Accounting Officer)	May 13, 2011

*By:	/S/ CRAIG CAMPBELL
Name:	Craig Campbell
Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Massachusetts, on this 13th day of May, 2011.

CE Huntsville, LLC G&D, LLC Machining Technology Group, LLC MedSource Technologies Holdings, LLC Noble-Met LLC UTI Holdings, LLC

By:	Accellent LLC, its Sole Member

/S/ CRAIG CAMPBELL
Name:	Craig Campbell
Title:	Vice President and Assistant Treasurer of Accellent LLC

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Donald J. Spence	President (Principal Executive Officer)	May 13, 2011

* Jeremy A. Friedman	Vice President and Treasurer (Principal Financial Officer)	May 13, 2011

* Craig Campbell	Vice President and Assistant Treasurer (Principal Accounting Officer)	May 13, 2011

*By:	/S/ CRAIG CAMPBELL
Name:	Craig Campbell
Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Massachusetts, on this 13th day of May, 2011.

American Technical Molding, Inc. MedSource Technologies, Newton Inc. MedSource Technologies Pittsburgh, Inc. Spectrum Manufacturing, Inc. UTI Holding Company Venusa, Ltd.

/S/ CRAIG CAMPBELL
Name:	Craig Campbell
Title:	Vice President, Assistant Treasurer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Donald J. Spence	President and Director (Principal Executive Officer)	May 13, 2011

* Jeremy A. Friedman	Vice President, Treasurer and Director (Principal Financial Officer)	May 13, 2011

* Craig Campbell	Vice President, Assistant Treasurer and Director (Principal Accounting Officer)	May 13, 2011

*By:	/S/ CRAIG CAMPBELL
Name:	Craig Campbell
Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Massachusetts, on this 13th day of May, 2011.

MedSource Technologies, LLC

By:	MedSource Technologies Holdings, LLC, its Sole Member

/S/ CRAIG CAMPBELL
Name:	Craig Campbell
Title:	Vice President and Assistant Treasurer of MedSource Technologies Holdings, LLC

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Donald J. Spence	President (Principal Executive Officer)	May 13, 2011

* Jeremy A. Friedman	Vice President and Treasurer (Principal Financial Officer)	May 13, 2011

* Craig Campbell	Vice President and Assistant Treasurer (Principal Accounting Officer)	May 13, 2011

*By:	/S/ CRAIG CAMPBELL
Name:	Craig Campbell
Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Massachusetts, on this 13th day of May, 2011.

Brimfield Acquisition, LLC Brimfield Precision, LLC Kelco Acquisition LLC MedSource Trenton LLC Portlyn, LLC Thermat Acquisition, LLC

By:	MedSource Technologies, LLC, its Sole Member

/S/ CRAIG CAMPBELL
Name:	Craig Campbell
Title:	Vice President and Assistant Treasurer of MedSource Technologies, LLC

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Donald J. Spence	President (Principal Executive Officer)	May 13, 2011

* Jeremy A. Friedman	Vice President and Treasurer (Principal Financial Officer)	May 13, 2011

* Craig Campbell	Vice President and Assistant Treasurer (Principal Accounting Officer)	May 13, 2011

*By:	/S/ CRAIG CAMPBELL
Name:	Craig Campbell
Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Massachusetts, on this 13th day of May, 2011.

Micro-Guide, Inc. National Wire & Stamping, Inc.

/S/ CRAIG CAMPBELL
Name:	Craig Campbell
Title:	Vice President, Assistant Treasurer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Donald J. Spence	President and Director (Principal Executive Officer)	May 13, 2011

* Jeremy A. Friedman	Vice President, Treasurer and Director (Principal Financial Officer)	May 13, 2011

* Craig Campbell	Vice President, Assistant Treasurer and Director (Principal Accounting Officer)	May 13, 2011

* Jeffrey Farina	Director	May 13, 2011

*By:	/S/ CRAIG CAMPBELL
Name:	Craig Campbell
Title:	Attorney-in-Fact

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

3.1	Third Articles of Amendment and Restatement of Accellent Inc., as amended (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to Accellent Inc.’s Registration Statement on Form S-4, filed on January 26, 2006 (file number 333-130470)).

3.2	Amended and Restated Bylaws of Accellent Inc. (incorporated by reference to Exhibit 3.2 to Accellent Inc.’s Registration Statement on Form S-4, filed on December 19, 2005 (file number 333-130470))

3.3	Combined Statement of Conversion and Articles of Organization of Accellent LLC (incorporated by reference to Exhibit 3.3 to Accellent Inc.’s Registration Statement on Form S-4, filed on June 28, 2010 (file number 333-167825))

3.4	Amended and Restated Operating Agreement of Accellent LLC (incorporated by reference to Exhibit 3.4 to Accellent Inc.’s Registration Statement on Form S-4, filed on June 28, 2010 (file number 333-167825))

3.5	Restated Articles of Incorporation of American Technical Molding, Inc. (incorporated by reference to Exhibit 3.11 to Accellent Corp.’s Registration Statement on Form S-4, filed on August 30, 2004 (file number 333-118675))

3.6	Restated Bylaws of American Technical Molding, Inc. (incorporated by reference to Exhibit 3.12 to Accellent Corp.’s Registration Statement on Form S-4, filed on August 30, 2004 (file number 333-118675))

3.7	Certificate of Formation of Brimfield Acquisition, LLC (incorporated by reference to Exhibit 3.7 to Accellent Inc.’s Registration Statement on Form S-4, filed on June 28, 2010 (file number 333-167825))

3.8	Limited Liability Company Agreement of Brimfield Acquisition, LLC (incorporated by reference to Exhibit 3.8 to Accellent Inc.’s Registration Statement on Form S-4, filed on June 28, 2010 (file number 333-167825))

3.9	Certificate of Formation of Brimfield Precision, LLC, as amended (incorporated by reference to Exhibit 3.23 to Accellent Corp.’s Registration Statement on Form S-4, filed on August 30, 2004 (file number 333-118675))

3.10	Limited Liability Company Agreement of Brimfield Precision, LLC (incorporated by reference to Exhibit 3.24 to Accellent Corp.’s Registration Statement on Form S-4, filed on August 30, 2004 (file number 333-118675))

3.11	Certificate of Formation of CE Huntsville, LLC (incorporated by reference to Exhibit 3.11 to Accellent Inc.’s Registration Statement on Form S-4, filed on June 28, 2010 (file number 333-167825))

3.12	Limited Liability Company Agreement of CE Huntsville, LLC (incorporated by reference to Exhibit 3.12 to Accellent Inc.’s Registration Statement on Form S-4, filed on June 28, 2010 (file number 333-167825))

3.13	Combined Statement of Conversion and Articles of Organization of G&D, LLC (incorporated by reference to Exhibit 3.13 to Accellent Inc.’s Registration Statement on Form S-4, filed on June 28, 2010 (file number 333-167825))

3.14	Operating Agreement of G&D, LLC (incorporated by reference to Exhibit 3.14 to Accellent Inc.’s Registration Statement on Form S-4, filed on June 28, 2010 (file number 333-167825))

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

3.15	Certificate of Formation of Kelco Acquisition LLC (incorporated by reference to Exhibit 3.25 to Accellent Corp.’s Registration Statement on Form S-4, filed on August 30, 2004 (file number 333-118675))

3.16	Amended and Restated Limited Liability Company Agreement of Kelco Acquisition LLC (incorporated by reference to Exhibit 3.26 to Accellent Corp.’s Registration Statement on Form S-4, filed on August 30, 2004 (file number 333-118675))

3.17	Articles of Organization of Machining Technology Group, LLC, as amended (incorporated by reference to Exhibit 3.17 to Accellent Inc.’s Registration Statement on Form S-4, filed on June 28, 2010 (file number 333-167825))

3.18	Operating Agreement of Machining Technology Group, LLC (incorporated by reference to Exhibit 3.18 to Accellent Inc.’s Registration Statement on Form S-4, filed on June 28, 2010 (file number 333-167825))

3.19	Certificate of Formation of MedSource Technologies Holdings, LLC (incorporated by reference to Exhibit 3.19 to Accellent Inc.’s Registration Statement on Form S-4, filed on June 28, 2010 (file number 333-167825))

3.20	Limited Liability Company Agreement of MedSource Technologies Holdings, LLC (incorporated by reference to Exhibit 3.20 to Accellent Inc.’s Registration Statement on Form S-4, filed on June 28, 2010 (file number 333-167825))

3.21	Certificate of Formation of MedSource Technologies, LLC (incorporated by reference to Exhibit 3.19 to Accellent Corp.’s Registration Statement on Form S-4, filed on August 30, 2004 (file number 333-118675))

3.22	Limited Liability Company Agreement of MedSource Technologies, LLC (incorporated by reference to Exhibit 3.20 to Accellent Corp.’s Registration Statement on Form S-4, filed on August 30, 2004 (file number 333-118675))

3.23	Certificate of Incorporation of MedSource Technologies Pittsburgh, Inc., as amended (incorporated by reference to Exhibit 3.39 to Accellent Corp.’s Registration Statement on Form S-4, filed on August 30, 2004 (file number 333-118675))

3.24	Bylaws of MedSource Technologies Pittsburgh, Inc. (incorporated by reference to Exhibit 3.40 to Accellent Corp.’s Registration Statement on Form S-4, filed on August 30, 2004 (file number 333-118675))

3.25	Certificate of Incorporation of MedSource Technologies, Newton Inc., as amended (incorporated by reference to Exhibit 3.37 to Accellent Corp.’s Registration Statement on Form S-4, filed on August 30, 2004 (file number 333-118675))

3.26	Bylaws of MedSource Technologies, Newton Inc., as amended (incorporated by reference to Exhibit 3.38 to Accellent Corp.’s Registration Statement on Form S-4, filed on August 30, 2004 (file number 333-118675))

3.27	Certificate of Formation of MedSource Trenton LLC (incorporated by reference to Exhibit 3.27 to Accellent Inc.’s Registration Statement on Form S-4, filed on June 28, 2010 (file number 333-167825))

3.28	Limited Liability Company Agreement of MedSource Trenton LLC (incorporated by reference to Exhibit 3.28 to Accellent Inc.’s Registration Statement on Form S-4, filed on June 28, 2010 (file number 333-167825))

3.29	Articles of Incorporation of Micro-Guide, Inc., as amended (incorporated by reference to Exhibit 3.15 to Accellent Corp.’s Registration Statement on Form S-4, filed on August 30, 2004 (file number 333-118675))

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

3.30	Amended and Restated Bylaws of Micro-Guide, Inc. (incorporated by reference to Exhibit 3.16 to Accellent Corp.’s Registration Statement on Form S-4, filed on August 30, 2004 (file number 333-118675))

3.31	Articles of Incorporation of National Wire & Stamping, Inc., as amended (incorporated by reference to Exhibit 3.43 to Amendment No. 1 to Accellent Corp.’s Registration Statement on Form S-4, filed on October 26, 2004 (file number 333-118675))

3.32	Bylaws of National Wire & Stamping, Inc. (incorporated by reference to Exhibit 3.44 to Accellent Corp.’s Registration Statement on Form S-4, filed on August 30, 2004 (file number 333-118675))

3.33	Articles of Organization of Noble-Met LLC (incorporated by reference to Exhibit 3.33 to Accellent Inc.’s Registration Statement on Form S-4, filed on June 28, 2010 (file number 333-167825))

3.34	Limited Liability Company Agreement of Noble-Met LLC (incorporated by reference to Exhibit 3.34 to Accellent Inc.’s Registration Statement on Form S-4, filed on June 28, 2010 (file number 333-167825))

3.35	Certificate of Formation of Portlyn, LLC, as amended (incorporated by reference to Exhibit 3.29 to Accellent Corp.’s Registration Statement on Form S-4, filed on August 30, 2004 (file number 333-118675))

3.36	Limited Liability Company Agreement of Portlyn, LLC (incorporated by reference to Exhibit 3.30 to Accellent Corp.’s Registration Statement on Form S-4, filed on August 30, 2004 (file number 333-118675))

3.37	Articles of Incorporation of Spectrum Manufacturing, Inc. (incorporated by reference to Exhibit 3.9 to Accellent Corp.’s Registration Statement on Form S-4, filed on August 30, 2004 (file number 333-118675))

3.38	Bylaws of Spectrum Manufacturing, Inc. (incorporated by reference to Exhibit 3.10 to Accellent Corp.’s Registration Statement on Form S-4, filed on August 30, 2004 (file number 333-118675))

3.39	Certificate of Formation of Thermat Acquisition, LLC (incorporated by reference to Exhibit 3.39 to Accellent Inc.’s Registration Statement on Form S-4, filed on June 28, 2010 (file number 333-167825))

3.40	Limited Liability Company Agreement of Thermat Acquisition, LLC (incorporated by reference to Exhibit 3.40 to Accellent Inc.’s Registration Statement on Form S-4, filed on June 28, 2010 (file number 333-167825))

3.41	Certificate of Incorporation of UTI Holding Company (incorporated by reference to Exhibit 3.13 to Accellent Corp.’s Registration Statement on Form S-4, filed on August 30, 2004 (file number 333-118675))

3.42	Bylaws of UTI Holding Company (incorporated by reference to Exhibit 3.14 to Accellent Corp.’s Registration Statement on Form S-4, filed on August 30, 2004 (file number 333-118675))

3.43	Certificate of Formation of UTI Holdings, LLC (incorporated by reference to Exhibit 3.43 to Accellent Inc.’s Registration Statement on Form S-4, filed on June 28, 2010 (file number 333-167825))

3.44	Limited Liability Company Agreement of UTI Holdings, LLC (incorporated by reference to Exhibit 3.44 to Accellent Inc.’s Registration Statement on Form S-4, filed on June 28, 2010 (file number 333-167825))

3.45	Certificate of Formation of Venusa, Ltd. (incorporated by reference to Exhibit 3.17 to Accellent Corp.’s Registration Statement on Form S-4, filed on August 30, 2004 (file number 333-118675))

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

3.46	By-Laws of Venusa, Ltd. (incorporated by reference to Exhibit 3.18 to Accellent Corp.’s Registration Statement on Form S-4, filed on August 30, 2004 (file number 333-118675))

4.1	Indenture with respect to 8 3/8% Senior Secured Notes due 2017, dated as of January 29, 2010, among Accellent Inc., the subsidiary guarantors party thereto and The Bank of New York Mellon, as trustee and collateral agent (incorporated by reference to Exhibit 4.1 to Accellent Inc.’s Current Report on Form 8-K, filed on February 3, 2010 (file number 333-130470)).

4.2	Exchange and Registration Rights Agreement with respect to 8 3/8% Senior Secured Notes due 2017, dated as of January 29, 2010, among Accellent Inc., the guarantors party thereto and Credit Suisse Securities (USA) LLC, as representative of the several initial purchasers (incorporated by reference to Exhibit 4.2 to Accellent Inc.’s Current Report on Form 8-K, filed on February 3, 2010 (file number 333-130470)).

4.3	Pledge Agreement, dated as of January 29, 2010 with respect to 8 3/8% Senior Secured Notes due 2017, among Accellent Inc., the subsidiaries named therein, and the Bank of New York Mellon, as notes collateral agent. (incorporated by reference to Exhibit 4.5 to Accellent Inc.’s Annual Report on Form 10-K, filed on March 31, 2010 (file number 333-130470)).

4.4	Security Agreement, dated as of January 29, 2010 with respect to 8 3/8% Senior Secured Notes due 2017, among Accellent Inc., the subsidiaries named therein, and the Bank of New York, as notes collateral agent. (incorporated by reference to Exhibit 4.6 to Accellent Inc.’s Annual Report on Form 10-K, filed on March 31, 2010 (file number 333-130470)).

4.5	Form of 8 3/8% Senior Secured Notes due 2017 (included in Exhibit 4.1)

4.6	Indenture with respect to 10% Senior Subordinated Notes due 2017, dated as of October 28, 2010, among Accellent Inc., the subsidiary guarantors party thereto and The Bank of New York Mellon, as trustee and collateral agent (incorporated by reference to Exhibit 4.1 to Accellent Inc.’s Current Report on Form 8-K, filed on November 2, 2010 (file number 333-130470)).

4.7	Exchange and Registration Rights Agreement with respect to 10% Senior Subordinated Notes due 2017, dated as of October 28, 2010, among Accellent Inc., the guarantors party thereto and Goldman, Sachs & Co., as representative of the several initial purchasers (incorporated by reference to Exhibit 4.2 to Accellent Inc.’s Current Report on Form 8-K, filed on November 2, 2010 (file number 333-130470)).

4.8	Form of 10% Senior Subordinated Notes due 2017 (included in Exhibit 4.6).

5.1***	Opinion of Simpson Thacher & Bartlett LLP

5.2***	Opinion of Bass, Berry & Sims PLC

5.3***	Opinion of Hogan Lovells US LLP

5.4*	Opinion of Snell & Wilmer L.L.P.

5.5*	Opinion of Venable LLP

10.1**	2005 Equity Plan for Key Employees of Accellent Holdings Corp. and Its Subsidiaries and Affiliates (incorporated by reference to Exhibit 10.5 to Accellent Inc.’s Registration Statement on Form S-4, filed on December 19, 2005 (file number 333-130470)).

10.2	Management Services Agreement, dated November 22, 2005, between Accellent Inc. and Kohlberg Kravis Roberts & Co. L.P. (incorporated by reference to Exhibit 10.6 to Accellent Inc.’s Registration Statement on Form S-4, filed on December 19, 2005 (file number 333-130470)).

10.3**	Form of Rollover Agreement, dated November 22, 2005, between Accellent Holdings Corp. and certain members of management (incorporated by reference to Exhibit 10.7 to Accellent Inc.’s Registration Statement on Form S-4, filed on December 19, 2005 (file number 333-130470)).

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

10.4**	Form of Management Stockholder’s Agreement, dated November 22, 2005, between Accellent Holdings Corp. and certain members of management (incorporated by reference to Exhibit 10.8 to Accellent Inc.’s Registration Statement on Form S-4, filed on December 19, 2005 (file number 333-130470)).

10.5**	Form of Sale Participation Agreement, dated November 22, 2005, between Accellent Holdings LLC and certain members of management (incorporated by reference to Exhibit 10.9 to Accellent Inc.’s Registration Statement on Form S-4, filed on December 19, 2005 (file number 333-130470)).

10.6	Registration Rights Agreement, dated November 22, 2005, between Accellent Holdings Corp. and Accellent Holdings LLC (incorporated by reference to Exhibit 10.10 to Accellent Inc.’s Registration Statement on Form S-4, filed on December 19, 2005 (file number 333-130470)).

10.7	Stock Subscription Agreement, dated November 16, 2005, between Bain Capital Integral Investors LLC and Accellent Holdings Corp. (incorporated by reference to Exhibit 10.11 to Accellent Inc.’s Registration Statement on Form S-4, filed on December 19, 2005 (file number 333-130470)).

10.8	Stockholders’ Agreement, dated as of November 16, 2005 by and among Accellent Holdings Corp., Bain Capital Integral Investors, LLC, BCIP TCV, LLC and Accellent Holdings LLC (incorporated by reference to Exhibit 10.12 to Accellent Inc.’s Registration Statement on Form S-4, filed on December 19, 2005 (file number 333-130470)).

10.9**	Accellent Inc. Supplemental Executive Retirement Pension Program (incorporated by reference to Exhibit 10.11 to Accellent Inc.’s Registration Statement on Form S-1, filed on February 14, 2001).

10.10**	Form of Stock Option Agreement, dated November 22, 2005, between Accellent Holdings Corp. and certain members of management (incorporated by reference to Exhibit 10.25 to Amendment No. 1 to Accellent Inc.’s Registration Statement on Form S-4, filed on January 26, 2006 (file number 333-130470)).

10.11**	Accellent Holdings Corp. Directors’ Deferred Compensation Plan (incorporated by reference to Exhibit 10.26 to Amendment No. 1 to Accellent Inc.’s Registration Statement on Form S-4, filed on January 26, 2006 (file number 333-130470)).

10.12**	Employment Agreement, dated December 1, 2005, between Accellent Corp. and Jeffrey M. Farina (incorporated by reference to Exhibit 10.29 to Accellent Inc.’s Annual Report on Form 10-K, filed on March 13, 2007 (file number 333-130470))

10.13**	Employment Agreement, dated September 4, 2007, between Accellent Inc. and Jeremy Friedman (incorporated by reference to Exhibit 99.2 to Accellent Inc.’s Current Report on Form 8-K, filed on September 6, 2007 (file number 333-130470)).

10.14**	First Amendment to the Employment Agreement, dated March 31, 2008, between Accellent Inc. and Jeremy Friedman (incorporated by reference to Exhibit 10. 26 to Accellent Inc.’s Annual Report on Form 10-K, filed on March 31, 2008 (file number 333-130470)).

10.15	Employment Agreement, dated January 15, 2010, between Accellent Inc. and Dean D. Schauer (incorporated by reference to Exhibit 10.23 to Accellent Inc.’s Annual Report on Form 10-K, filed on March 31, 2010 (file number 333-130470)).

10.16	Employment Agreement, dated April 23, 2010, between Accellent Inc. and Donald J. Spence (incorporated by reference to Exhibit 99.2 to Accellent Inc.’s Current Report on Form 8-K, filed on April 26, 2010 (filed number 333-130470)).

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

10.17	Credit Agreement, dated as of January 29, 2010, among Accellent Inc., as Borrower, the Several Lenders from time to time parties thereto, Wells Fargo Capital Finance, LLC, as Administrative Agent and Collateral Agent and Wells Fargo Capital Finance, LLC, as Lead Arranger and Bookrunner (incorporated by reference to Exhibit 10.1 to Accellent Inc.’s Current Report on Form 8-K, filed on February 3, 2010 (file number 333-130470)).

10.18	Guarantee, dated as of January 29, 2010, among the subsidiaries named therein and Wells Fargo Capital Finance, LLC, as collateral agent (incorporated by reference to Exhibit 10.25 to Accellent Inc.’s Annual Report on Form 10-K, filed on March 31, 2010 (file number 333-130470)).

10.19	Pledge Agreement, dated as of January 29, 2010, among Accellent Inc., the subsidiaries named therein, and Wells Fargo Capital Finance, LLC, as collateral agent (incorporated by reference to Exhibit 10.26 to Accellent Inc.’s Annual Report on Form 10-K, filed on March 31, 2010 (file number 333-130470)).

10.20	Security Agreement, dated as of January 29, 2010, among Accellent Inc., the subsidiaries named therein, and Wells Fargo Capital Finance, LLC, as collateral agent (incorporated by reference to Exhibit 10.27 to Accellent Inc.’s Annual Report on Form 10-K, filed on March 31, 2010 (file number 333-130470)).

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.1 to Accellent Inc.’s Annual Report on Form 10-K, filed on March 25, 2011 (file number 333-130470)).

21.1	Subsidiaries of Accellent Inc. (incorporated by reference to Exhibit 21.1 to Accellent Inc.’s Annual Report on Form 10-K, filed on March 31, 2010 (file number 333-130470)).

23.1***	Consent of Simpson Thacher & Bartlett LLP (included as part of its opinion filed as Exhibit 5.1 hereto)

23.2***	Consent of Bass, Berry & Sims PLC (included as part of its opinion filed as Exhibit 5.2 hereto)

23.3***	Consent of Hogan Lovells US LLP (included as part of its opinion filed as Exhibit 5.3 hereto)

23.4*	Consent of Snell & Wilmer L.L.P. (included as part of its opinion filed as Exhibit 5.4 hereto)

23.5*	Consent of Venable LLP (included as part of its opinion filed as Exhibit 5.5 hereto)

23.6***	Consent of Deloitte & Touche LLP

24.1***	Power of Attorney (included in signature pages of this registration statement).

25.1***	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Indenture, dated October 28, 2010, among Accellent Inc., the subsidiary guarantors party thereto and The Bank of New York Mellon, as trustee.

99.1***	Form of Letter of Transmittal

99.2***	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

99.3***	Form of Letter to Clients

99.4***	Form of Notice of Guaranteed Delivery

*	Filed herewith.
**	Management contract or compensatory plan or arrangement required to be filed (and/or incorporated by reference) as an exhibit to this prospectus.
***	Previously filed.